Exhibit 99.1

x	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY GREAT PEE DEE BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS
, 2007 — .M.			For	Against	Abstain
The undersigned hereby appoints James C. Crawford, John S. Long, Robert M. Bennett, Jr., William R. Butler, Henry P. Duvall, IV, H. Malloy Evans, Jr. and Herbert W. Watts, and each of them, as Proxies, each with power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Great Pee Dee Bancorp, Inc., that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on          or at any adjournments thereof. No proxy that is voted against the Merger Agreement dated July 12, 2007 between First Bancorp and Great Pee Dee Bancorp, Inc. (the “Merger Agreement”) will be voted in favor of adjournment to solicit further proxies for such proposal.
	1.	Adoption of the Merger Agreement pursuant to which Great Pee Dee Bancorp, Inc. will merge into First Bancorp, with First Bancorp being the surviving corporation.	☐	☐	☐
	2	Proposal to adjourn the Special Meeting, including, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting, in person or by proxy, to approve the merger agreement described in Proposal No. 1 above.	☐	☐	☐
	3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2, THE APPROVAL OF THE MERGER AGREEMENT, AND THE PROPOSAL TO ADJOURN THE SPECIAL MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNING STOCKHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GREAT PEE DEE BANCORP, INC.

Please be sure to sign and date This Proxy in the box below.	Date

Stockholder sign above Co-holder (if any) sign above

+	+
▲  Detach above card, date, sign and mail in postage-paid envelope provided.  ▲

GREAT PEE DEE BANCORP, INC.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both may sign, but only one signature is required. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full corporate, partnership or other entity name by president or other authorized person. The above signed acknowledges receipt from Great Pee Dee Bancorp, Inc. prior to the execution of this proxy, of the Notice of Special Meeting and the related Proxy Statement/Prospectus.

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